                                                                   EXHIBIT 10.16

[LOGO] CHASE

                         ORIGINATION AND SALES AGREEMENT
                           [An Option 3 Correspondent]

      This Agreement is made on the 8th day of July, 1994, between CHASE HOME MORTGAGE CORPORATION ("CHMC"), a Delaware corporation whose principal office is located at 4915 Independence Parkway, Tampa, Florida 33634-7540, its successors and assigns, and Michael Strauss Inc. dba American Home Mortgage ("Correspondent"), whose principal office is located at 60 East 42nd Street, New York, NY 10165.

                                   BACKGROUND

      This Agreement governs the origination, sale and transfer by the Correspondent to CHMC of conventional residential mortgage loans, including the transfer of servicing. From time to time, Correspondent may offer to sell and CHMC may agree to buy individual loans in accordance with the terms set forth herein.

      The parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      Section 1.1. "Credit File" means all documentation required by CHMC for underwriting review as set forth in the CHMC Manual.

      Section 1.2. "CHMC Manual" is the manual provided to Correspondent by CHMC which establishes guidelines and procedures for rate reservation, underwriting of each Loan, and delivery of the corresponding Credit File and Loan File to be purchased by CHMC, as amended by CHMC from time to time in its sole discretion, including any notices or bulletins issued by CHMC.

      Section 1.3. "FHA" means the United States Department of Housing and Urban Development acting by and through the Federal Housing Administration.

      Section 1.4. "Loan" and "Loans" means conventional or FHA/VA residential mortgage loans which are subject to this Agreement.


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[ILLEGIBLE] set forth in the CHMC Manual.

      Section 1.6. "Mortgage" means the mortgage, deed of trust or other security instrument which secures a Mortgage Note and creates either (i) a first lien on an estate in fee simple in real property (including a condominium) or
(ii) an interest in a cooperative, in those limited areas where CHMC expressly permits cooperative financing.

      Section 1.7. "Mortgage Note" is the promissory note of a Mortgagor secured by a Mortgage.

      Section 1.8. "Mortgagor" and "Mortgagors" mean the obligor(s) on a Mortgage Note.

      Section 1.9. "VA" means the United States Department of Veterans Affairs.

                                   ARTICLE II

                       COVENANTS OF CORRESPONDENT AND CHMC

      Section 2.1. Submission and Approval Procedures. In the event Correspondent submits a Credit File or Loan File to CHMC for approval, this Agreement shall apply to such Credit File or Loan File and to any Loan which CHMC decides to purchase. CHMC's decision to purchase will be based on applicable underwriting and origination guidelines as interpreted by CHMC.

      The procedure for the submission of a Credit File or Loan File for approval is set forth in the CHMC Manual and any notices or bulletins which may be issued by CHMC. Promptly following receipt of a complete Credit File or Loan File, CHMC shall notify Correspondent of CHMC's underwriting decision. If CHMC rejects the proposed Loan, then CHMC shall promptly return the Credit File and/or the Loan File to Correspondent.

      Section 2.2. Rate Reservation. Any interest rate and rate reservation period is subject to Correspondent's compliance with the CHMC Manual and Section
4.2 of this Agreement.

      Section 2.3. Changes in Financial Condition, Ownership or Management, Audit or Defect. Correspondent shall notify CHMC immediately of any material changes in its ownership, financial condition or management. Correspondent shall also notify CHMC immediately of any audits, examinations or reviews by FHA or VA and any administrative sanctions imposed upon it by FHA or VA. Correspondent shall notify CHMC immediately of any material fact or circumstance of which it becomes aware following the sale of a Loan to CHMC which, if known prior to such sale, may have caused the Loan to be ineligible for sale to CHMC.


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

[ILLEGIBLE] Correspondent's place of business, or at CHMC's place of business, Correspondent's loan files, policies, procedures and records, in order to determine whether Correspondent meets CHMC's quality control standards set forth in the CHMC Manual.

      Section 2.5. Non-exclusivity. No exclusive relationship between Correspondent and CHMC shall result from this Agreement. Correspondent is an independent contractor and shall not hold itself out as an agent of CHMC. Correspondent shall not make any statement which leads any third party to reasonably believe that it is an agent of CHMC. Correspondent shall not use or refer to CHMC's name in any form of advertising, written materials or circulars except as may be required by law.

      Section 2.6. No Solicitation. Correspondent hereby agrees that it will not take any action, or cause any action to be taken by any of its agents, contractors, employees or affiliates, to solicit the prepayment of any Loan sold to CHMC under the terms of this Agreement.

                                   ARTICLE III

                        REPRESENTATIONS AND WARRANTIES OF
                            CORRESPONDENT; REPURCHASE

      Section 3.1. Representations and Warranties Regarding Correspondent.

      (a) After due diligent investigation and inquiry, and notwithstanding any assignment without recourse to CHMC, the Correspondent hereby represents and warrants to CHMC that:

            i) The Correspondent is duly organized, validly existing, and in good standing under the laws of the state of its organization and has all qualifications, registrations and licenses necessary to carry on its business as now being conducted. The Correspondent has all requisite power and authority to execute, deliver and perform this Agreement. All requisite action has been taken by the Correspondent to make this Agreement valid and binding upon Correspondent in accordance with its terms. As to FHA/VA Loans, the Correspondent is approved by FHA to participate in its "direct endorsement" mortgage insurance program and by VA to underwrite mortgage loans with "automatic authority," and is not subject to any administrative sanctions imposed by FHA or VA.

            ii) No approval of the transactions contemplated by this Agreement from any regulatory authority having jurisdiction over the Correspondent is required, or if required, such approval has been obtained. There are no actions or proceedings pending, affecting Correspondent or any Loan or Mortgage, which would adversely affect its ability to perform hereunder.


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

      [ILLEGIBLE] Agreement are in the ordinary course of business of [ILLEGIBLE] Correspondent and will not result in: (a) a breach of any term or provision of the charter or bylaws of the Correspondent; (b) the breach of any term or provision of, or conflict with, or constitute a default under any agreement to which Correspondent or its property is subject; or
      (c) the violation of any law, rule, regulation, order, judgment or decree to which Correspondent or its property is subject.

      (b) Each Loan has been originated by Correspondent and Correspondent has complied with all of its obligations under this Agreement.

      (c) No representation, warranty or written statement made by Correspondent in this Agreement, any Correspondent application documentation or any schedule, exhibit, written statement or certificate furnished to CHMC in connection with the transaction contemplated hereby by Seller contains or will contain any untrue statement of a material fact or omits, or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

      (d) Each of the representations and warranties contained in this Section
3.1. is true and correct upon the execution of this Agreement and upon delivery of any Loan to CHMC for purchase.

      Section 3.2. Representations and Warranties Regarding Loans. After due diligent investigation and inquiry, the Correspondent further represents and warrants to CHMC that as of the date of payment of the Loan purchase price by
CHMC:

      (a) The Loan has been originated by Correspondent and Correspondent has the authority to sell, transfer, and assign such Loan on the terms herein set forth; there has been no assignment, sale or pledge thereof by Correspondent, except any pledge required by Correspondent's lender pursuant to a line of credit Agreement; and the Loan is or upon such payment will be free and clear of claims or encumbrances of any type (including any pledge in favor of Correspondent's lender);

      (b) Correspondent has complied with all applicable federal and state laws, rules and regulations, as amended, including: licensing requirements, usury limitations, the Real Estate Settlement Procedures Act, the Fair Housing Act, the Equal Credit Opportunity Act, the Flood Disaster Protection Act (as if it were a covered entity), the Truth-In-Lending Act of 1969, the Fair Credit Reporting Act, the Home Mortgage Disclosure Act, the Financial Institutions Reform Recovery and Enforcement Act of 1989, and all regulations issued pursuant thereto. Correspondent shall timely deliver to each applicant a completed Regulation Z disclosure statement, Good Faith Estimate of Closing Costs, Federally mandated ARM disclosures and HUD booklets. Correspondent shall be responsible for compliance with ECOA concerning notification of adverse action to an applicant whose Loan Package CHMC does not accept (CHMC may, at its option, deliver notice of adverse action to Correspondent for further delivery to applicant). Correspondent shall deliver evidence of such compliance upon demand by CHMC;


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

[ILLEGIBLE] private mortgage insurance companies, hazard insurance companies or other insurers have been properly satisfied; insurance policies are in effect as required by CHMC; all premiums due have been paid and all insurance is valid and enforceable. There are no defenses, counter claims or rights of set-off affecting the validity or enforceability of any private mortgage insurance, FHA insurance or VA guaranty with respect to the Loan or eligibility of such Loan for insurance or guaranty.

      (d) Each Loan conforms to: (i) the specifications set forth by CHMC and is eligible for sale to CHMC; and (ii) as to FHA/VA Loans, regulations, rules, handbooks, guides, circulars and notices of FHA or VA, as applicable, and is eligible for insurance by FHA or guaranty by VA. There do not exist any facts or circumstances with respect to the Mortgagor, the mortgaged property or the Loan that can be reasonably expected to cause private institutional investors to regard the Loan as an unacceptable investment, cause the Loan to become delinquent, or adversely affect the value or marketability of the Loan.

      (e) The Mortgage Note and the related Mortgage are genuine, and each is a legal, valid and binding obligation of the maker(s) thereof, enforceable in accordance with their terms. All parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage have been duly and properly executed by the Mortgagor;

      (f) The proceeds of the Loan have been fully disbursed; there is no requirement for future advances; the unpaid principal balance is as stated; all costs, fees, taxes and expenses incurred in making and closing the Loan and recording the Mortgage have been paid;

      (g) All information contained in the Credit File or Loan File is true, complete and accurate; Correspondent is not aware of any fact not set forth in the Credit File or Loan File which CHMC might reasonably consider to be adverse to the approval of the Loan application, or would make the Loan ineligible for sale in the secondary market.

      (h) The Mortgage has not been satisfied, canceled, subordinated or rescinded; no part of the secured property has been released from the lien of the Mortgage; the terms of the Loan have in no way been changed, waived, impaired or modified, except for loan adjustments made in compliance with the Mortgage Note and applicable regulatory requirements; no waiver of any default, breach, violation or event of acceleration has occurred; and the Loan is current and not in default;

      (i) A title insurance commitment or a title insurance policy has been issued by a reputable tide insurer, insuring the Correspondent, its successors and assigns, or the CHMC, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Note; Correspondent has not by act or omission, done anything which would impair the title insurance policy coverage;

      (j) The assignment of the Loan from the Correspondent to CHMC has been duly authorized and is valid and sufficient, and all consents and approvals to such


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

[ILLEGIBLE] the cooperative corporation;

      (k) All documents submitted are genuine and all other representations as to each Loan sold are true and correct and meet the requirements and specifications of this Agreement;

      (l) There is in force such flood insurance policy as is required under the Flood Disaster Protection Act of 1973, as amended, and its implementing regulations regardless of whether the Correspondent is specifically subject to such statute or regulations;

      (m) The improvements on the premises securing each Loan are kept insured by hazard insurance policies issued by a company acceptable to CHMC: (i) in an amount which, except where limited by applicable law to a lesser amount, is equal to the outstanding principal balance of the Loan or the full insurable value of the improvements, whichever is less; (ii) of a type substantially in the form of and at least as protective as the fire and extended coverage contained in the "New York" loss mortgage clause (also known as "standard" or "union" loss mortgage clause), which provides that the Correspondent's hazard insurance is not invalidated by acts of the Mortgagor, and (iii) containing suitable provisions for payment of all present and future loans on the secured property in order of precedence;

      (n) All taxes, governmental assessments, insurance premiums, water, sewer and municipal charges have been paid;

      (o) There is no proceeding pending for the total or partial condemnation of the secured property and the property is undamaged by waste, fire, flood or other casualty.

      (p) The Mortgage Note and the Mortgage are not subject to any right of rescission, setoff, counterclaim or defense, nor has any such right been asserted with respect thereto.

      (q) There are no mortgage brokers or other consultants or finders that were consulted or contacted in connection with or in bringing about this Mortgage or this mortgage sale transaction, that would be due a fee.

      (r) The actual loan-to-value ratio of each Loan does not exceed the maximum amount permitted under this Agreement. The appraisal prepared in connection with each mortgaged property provides an accurate estimate of the bona fide market value of the mortgaged property and was prepared by a qualified appraiser with no direct or indirect interest in the mortgaged property.

      Section 3.3. Repurchase of Loans by Correspondent; Indemnification. The representations and warranties set forth in Article III shall survive and continue in force for the full remaining life of the Loan and are made for the benefit of CHMC and its successors and assigns. Correspondent, upon CHMC's request, shall promptly repurchase any Loan (or the related mortgaged property if title thereto is held by


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

[ILLEGIBLE] material respect, whether such misrepresentation or breach of warranty is intentional or not, whether disclosed by actual inspection by CHMC or its representative, or otherwise, or (b) the Loan File or Credit File contains any misstatement or omission of material fact, whether such misstatement or omission is intentional or not, whether disclosed by actual inspection by CHMC or its representative, or otherwise, or (c) all Loan File documents are not received within sixty (60) days of date of closing of a Loan, or (d) the Mortgagor defaults on the first monthly payment payable directly to CHMC by Mortgagor.

      In the case of such repurchase, CHMC shall receive an amount equal to (i) the Loan's then unpaid principal, (ii) accrued interest at the Mortgage Note rate until date of repurchase, (iii) costs incurred by CHMC to effect the repurchase, and (iv) any servicing advances, including, but not limited to advances made for maintenance of the loan collateral. Any amounts actually recovered by CHMC from private mortgage insurance companies as of the date of repurchase shall be deducted from the repurchase price.

      In addition to such repurchase obligation, the Correspondent shall indemnify CHMC and hold it harmless against any loss, damage, cost or expense, including all attorneys' fees, resulting from (i) a breach by the Correspondent of any of its covenants or agreements or (ii) the inaccuracy of any representation or warranty made by Correspondent or (iii) any fact or circumstance on which a repurchase demand is or could be made.

                                   ARTICLE IV

                              DELIVERY AND PAYMENT

      Section 4.1. Delivery of Documents. For each Loan purchased by CHMC, Correspondent shall promptly deliver the Loan File together with an assignment of Mortgage or Deed of Trust in recordable form (or in the case of cooperatives delivery of the pledged shares, an assignment of the proprietary lease and related financing statements), to CHMC in conformity with the CHMC Manual. Correspondent shall do all further acts necessary to perfect CHMC's title to and security for each such Loan and to execute and deliver any additional documents reasonably required by CHMC.

      Section 4.2. Payment of Purchase Price. CHMC shall pay the Correspondent the purchase price for each Loan in accordance with the CHMC Manual. Unless otherwise agreed, no fees, commissions, or any other consideration shall be paid by CHMC to Correspondent for any Loan submitted to CHMC for purchase. Correspondent shall not accept any fee or other compensation from any loan applicant or Mortgagor except as permitted by applicable law and as disclosed in writing to the applicant or Mortgagor.

      In order to receive payment of the purchase price, Correspondent must comply with the document delivery provisions of the CHMC Manual.


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

[ILLEGIBLE] with Section 2.2 of this Agreement, Correspondent [ILLEGIBLE], deliver to CHMC a "fundable" Loan File as defined in the CHMC Manual. If timely delivery is not made, CHMC reserves the right to renegotiate the rate and purchase price for the Loan. The purchase price shall be computed as of the date CHMC remits payment to Correspondent.

                                    ARTICLE V

                                    SERVICING

      Section 5.1. Transfer. Upon purchase of each Loan, the Correspondent shall transfer all servicing rights and benefits and deliver to the CHMC all monies in its possession and all escrow funds and accounts pertaining to such Loan. Correspondent shall execute and deliver documentation sufficient to enable CHMC or its designated representative to service such Loan. The Loan documents shall evidence compliance with federal and state all rules, orders and regulations affecting the Loan. Correspondent shall make CHMC the loss payee of each title policy, mortgage guaranty insurance policy and hazard insurance policy.

                                   ARTICLE VI

                          TERMINATION OF THIS AGREEMENT

      Section 6.1. Conditions of Termination. This Agreement may be terminated, as to the future submission of Loans, by either party upon written notice of termination.

      In the case of any Loan for which, prior to the effective date of termination, (i) a rate and rate reservation period has been given by CHMC to Correspondent or (ii) a Credit File or Loan File, or any part thereof, has been transferred to CHMC, then CHMC shall accept assignment of the Loan if (i) such Loan conforms to CHMC's customary underwriting and origination guidelines and
(ii) CHMC did not terminate this Agreement for cause. In connection with any such Loan, Correspondent's responsibility to supply outstanding documentation on a timely basis, its representations and warranties and its obligation to repurchase and to indemnify, shall survive such termination.


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

                            MISCELLANEOUS PROVISIONS

      Section 7.1. Assignment. This Agreement may not be assigned by the Correspondent unless such assignment is consented to in writing by CHMC. CHMC reserves the right to reject assignment in its sole discretion.

      Section 7.2. Document Contains Entire Agreement. This Agreement and the CHMC Manual contain the entire agreement between the parties and this Agreement cannot be modified except by an agreement in writing. The invalidity of any portion of this Agreement shall not affect the remaining provisions.

      Section 7.3. No Third Party Benefits. This Agreement is made for the express benefit of Correspondent and CHMC, not for the benefit or interest of any other persons or entities, and accordingly, no third party shall obtain or acquire any rights or interest in this Agreement or by reason of the performance or failure of performance of either of the parties hereto or of their respective rights, privileges, duties or obligations arising hereunder.

      IN WITNESS WHEREOF, the Correspondent and CHMC have caused this Agreement to be executed the day and year first above written.

                                             Michael Strauss, Inc. dba
                                             American Home Mortgage
                                             -----------------------------------
In consideration of CMMC granting                [CORRESPONDENT]
approval to American Home Mortgage to
deliver Third Party Originated loans
under this contract, the undersigned,        By: /s/ Michael Strauss
Michael Strauss, does hereby guarantee           -------------------------------
all the obligations, representations and
warranties of American Home Mortgage in      Title: President
this agreement and waives any rights to             ----------------------------
division and to discussion and to
otherwise require CMMC to seek recourse
against American Home Mortgage before        CHASE HOME MORTGAGE CORPORATION
enforcing this guaranty.

GUARANTOR:                                   By: /s/ [ILLEGIBLE]
                                                 -------------------------------
BY: /s/ Michael Strauss
    --------------------------               Title: Sr. Vice President
    Michael Strauss                                 ----------------------------


WITNESSES:

/s/ [ILLEGIBLE]
------------------------------

------------------------------


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

[LOGO] CHASE

                 CORRESPONDENT ORIGINATION AND SALES AGREEMENT
                              Closed Loan Purchases

      This Origination and Sales Agreement ("Agreement") is made this 8th day of July, 1996, by and between CHASE MANHATTAN MORTGAGE CORPORATION ("Chase"), a New Jersey corporation whose principal office is located at 343 Thornall Avenue, Edison, New Jersey 08837, its successors and assigns, and Michael Strauss, Inc. dba American Home Mortgage dba American Brokers Conduit ("Correspondent"), whose principal office is located at 12 East 49th Street, New York, New York 10017.

                                   BACKGROUND

      This Agreement governs the origination, sale, and transfer of conventional, FHA or VA residential mortgage loans, including the transfer of Servicing Rights. From time to time, Correspondent may offer to sell and Chase may agree to buy individual loans which meet Chase requirements in accordance with the terms set forth herein.

      In consideration of the mutual promises, covenants, and agreements contained herein, the parties agree as follows:

                                    ARTICLE I
                                   Definitions

      1. As used in this Agreement, the following capitalized terms shall have the following meanings, unless the context requires otherwise:

      "Assignment of Mortgage": An assignment of the Mortgage, notice of transfer or equivalent instrument sufficient under the laws of the jurisdiction wherein the related collateral is located to reflect of record the transfer of the Loan from the originator to Chase.

      "Best Efforts Commitment": A Commitment which Correspondent is required to use its best efforts to fulfill by selling the Loan set forth in such Best Efforts Commitment to Chase. A Best Efforts Commitment with respect to a Loan shall become a Mandatory Delivery with respect to such Loan on the related Closing Date.

      "Chase Correspondent Manual": The written information and instructions provided to Correspondent by Chase which establishes guidelines and procedures, rate reservation, underwriting, and delivery requirements of the Credit File and Loan File to be purchased by Chase, as amended by Chase from time to time in its sole discretion, including notices or bulletins issued by Chase.

      "Closing Date": The date on which a Mortgage Loan transaction is fully executed by and disbursed to the Mortgagor.

      "Commitment": Chase's written agreement for the purchase of a Loan at a given Purchase Price.

      "Conventional Loan(s)": A residential mortgage loan, other than an FHA or a VA Loan, eligible for purchase by FNMA or FHLMC, or a private investor, with a loan term not exceeding 360 months.

      "Credit File": All documentation required by Chase for underwriting review as established by Chase Correspondent Manual.

      "Expiration Date": With respect to any Commitment, the expiration date thereof.

      "FHA Loan(s)": A residential mortgage loan, the payment of which is partially or completely insured by the Federal Housing Administration, or any successor thereto.

      "Fraudulent Document": Any Loan File document which, in the reasonable judgment of Chase, is falsified, defective, misleading or inaccurate in any material respect.

      "Investor Rights": Any and all rights and privileges associated with the ownership of a Loan, including but not limited to the right to receive all payments of principal and interest paid by a Mortgagor.

      "Loan(s)": 1-4 unit residential mortgage loans including Conventional, FHA and VA loans, (including Investor Rights and Servicing Rights) which are subject to this Agreement.

      "Loan File": All documentation required for a Loan as established by Chase Correspondent Manual, including but not limited to the Mortgage Note (properly


   Rev. 4/15/96
endorsed to the order of Chase), the recorded Mortgage (or in the case of cooperatives, delivery of the pledged shares, an assignment of the proprietary lease, escrow deposits, and other operative documents and related financing statements), the recorded Assignment of Mortgage, evidence of all required insurance, all required disclosures, and any other documentation required by Chase Correspondent Manual.

      "Mandatory Commitment": A Commitment which Correspondent is unconditionally required to fulfill by selling the Loan set forth in such Mandatory Commitment to Chase.

      "Mandatory Delivery": The required sale of a Loan registered with, and delivery of the related Loan File to, Chase. A Best Efforts Commitment with respect to a Purchasable Loan shall become a Mandatory Delivery with respect to such Purchasable Loan on the related Closing Date.

      "Mortgage": The mortgage, deed of trust or other security instrument which secures a Mortgage Note and creates either (i) a first lien on an estate in fee simple in real property (including a condominium)(or leasehold where and when permitted by Chase); or (ii) an interest in a cooperative, in those limited areas where Chase expressly permits cooperative financing.

      "Mortgage Note": The promissory note of a Mortgagor secured by a Mortgage.

      "Mortgagor(s)": The maker(s), obligor(s) and/or guarantor(s) of a Mortgage Note.

      "Property": The residential real property consisting of land and a one-to-four family dwelling thereon which is completed and ready for occupancy or an interest in a cooperative, in those limited areas where Chase expressly permits cooperative financing, pledged as collateral under the Mortgage.

      "Purchasable Loan(s)": A Mortgage Loan which meets all the requirements for purchase set forth in the Chase Correspondent Manual and has been approved for purchase by Chase.

      "Purchase Date": The date when the Purchase Price is paid by Chase (without regard to any funds held by Chase for any reason).


   Rev. 4/15/96

      "Purchase Price": The related Purchase Price Percentage multiplied by the outstanding principal amount of the Loan as of the related Purchase Date, plus any amount paid for the release of Servicing Rights to such Loan pursuant to
Section 3.3 of this Agreement.

      "Purchase Price Percentage": The price paid by Chase pursuant to the terms of the related Commitment, and expressed a percentage of the outstanding principal amount as of the related Purchase Date.

      "Repurchase Price": The greater of par or the related Purchase Price Percentage, multiplied by the outstanding principal amount on the date of repurchase, plus: (i) accrued interest at the rate set forth under the Mortgage Note through the last day of the month in which such repurchase occurs; (ii) any and all costs and expenses, including reasonable attorney fees, incurred by Chase to effect the repurchase; and (iii) any premium paid to Corespondent for Servicing Rights; less (iv) any amounts actually recovered by Chase from private mortgage insurance companies as of the date of repurchase.

      "Servicing Rights": All rights to service Loans for investors.

      "Third Party Origination": Any Loan for which a Third Party Originator performs a significant portion of the origination process for a fee, including but not limited to, processing the loan application, ordering appraisals and/or credit reports, verifying income and/or employment.

      "Third Party Originator": Any person or entity, not an employee of Correspondent, who is duly authorized to perform all or part of the origination process, including but not limited to processing a loan application, ordering appraisals and/or credit reports, verifying income and/or employment, and who is compensated by Correspondent for this activity.

      "VA Loan(s)": A residential mortgage loan, the payment of which is partially or completely guaranteed by the Department of Veterans Affairs, or any successor thereto, with a loan term of not more than 360 months nor less than 180 months, unless otherwise provided for in a Commitment, with a maximum Loan amount not exceeding that permitted in the applicable jurisdiction, and with a combined loan guaranty and equity of not less than 25%.


   Rev. 4/15/96

                                   ARTICLE II
                             SUBMISSION AND APPROVAL

      Section 2.1 Submission. Correspondent may, from time to time, submit a Credit File or Loan File to Chase for approval in accordance with Chase Correspondent Manual.

      Section 2.2 Acceptance/Rejection of Loan. Following receipt by Chase of a Credit File or Loan File, Chase shall notify Correspondent of Chase's underwriting decision. Chase may accept or reject any proposed Loan based on applicable underwriting and origination guidelines as interpreted by Chase. If the proposed Loan is rejected, Chase shall promptly return the Credit File and/or Loan File to Correspondent.

      Section 2.3 Rate Reservation. Correspondent may request a rate quotation and rate reservation in accordance with Chase Correspondent Manual. In order to receive payment for a Loan based on a rate reserved, Correspondent must deliver to Chase a Purchasable Loan File and Credit File, including any required fees and any additional information concerning the Property and/or the applicant which Chase may deem necessary, prior to the Expiration Date. As set forth in the Chase Correspondent Manual, if timely delivery of a closed Loan is not made, Chase reserves the right to renegotiate the rate and Purchase Price for the Loan.

      Section 2.4 Revision of Requirements. Chase may from time to time amend or revise its documentation requirements, underwriting criteria or other requirements pertaining to any residential mortgage loan program. Any Loan Package already registered and rate locked by the Correspondent will not be materially adversely affected by such amendment or revision.

                                   ARTICLE III
                              DELIVERY AND PAYMENT

      Section 3.1 Timely Delivery of Loans. For each Loan purchased by Chase, Correspondent shall promptly deliver the Loan File and Credit File. Correspondent shall do all further acts necessary to perfect Chase's title to and security for each such Loan and to execute and deliver any additional documents reasonably required by Chase. Correspondent acknowledges that delivery of all Loans under a Mandatory Commitment and locked and closed by Correspondent or its Chase approved Third Party Originator, under a Best Efforts Commitment is mandatory and that time is of the essence. Correspondent acknowledges and understands that Chase has


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

executed forward commitments to sell and immediately deliver Loans to third parties. Loans must be delivered on or before the Expiration Date. Correspondent covenants and agrees to reimburse Chase for any and all losses incurred by Chase as a result of such nondelivery within five (5) days of written demand by Chase, including payoff losses, hedging losses and legal fees and costs. Such reimbursements shall be in addition to any and all legal and equitable remedies available to Chase.

      Section 3.2 Payment of Purchase Price. Chase shall pay Correspondent the Purchase Price for each Loan in accordance with Chase Correspondent Manual. Chase will pay the Purchase Price to the Correspondent or, if applicable, to the warehouse lender as instructed by an appropriate bailee agreement. In order to receive payment of the Purchase Price, Correspondent must comply with all document delivery requirements established by Chase Correspondent Manual For rescindable loans, payment of the Purchase Price shall be made only after the rescission period has elapsed. Payment of any fee to Correspondent does not evidence the acceptability of the Loan File or the Credit File.

      Unless earlier agreed in writing by Chase, no fees, commissions, or any other consideration shall be paid to Correspondent for any Loan submitted to Chase for purchase. Correspondent covenants and agrees that: (i) the compensation received by Correspondent shall not exceed the fair market value of its services; (ii) it shall not accept any fee or other compensation except as permitted by applicable law and regulation; and (iii) it has disclosed any fee or other compensation in writing to the applicant, and Chase as required by applicable law and regulation.

      Section 3.3 Investor Rights and Servicing Rights. The Purchase Price of each Loan shall include all Investor Rights and Servicing Rights and benefits pertaining to such Loan. Correspondent shall execute and deliver documentation sufficient to transfer all Investor Rights and Servicing Rights from Correspondent to Chase free and clear of all claims, liens and encumbrances, and to enable Chase (or its designated representative) to own, sell and service such Loan.

      Section 3.4 Inspection of Loan Files. Chase reserves the right to inspect all Loan Files and Credit Files and satisfy itself that all Loans comply with the applicable Commitment, and Correspondent's representations concerning the Loans. The Loan Files and Credit Files shall evidence compliance with all federal and state rules, orders and regulations affecting the Loans. Correspondent shall make Chase the loss payee of each mortgage guaranty insurance policy and hazard and Flood insurance policy. Ownership of, and title to, a Loan will be vested in Chase only when a Loan is accepted by Chase.


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

                                   ARTICLE IV
                         REPRESENTATIONS, WARRANTIES AND
                           COVENANTS OF CORRESPONDENT

      Section 4.1 Representations and Warranties regarding Correspondent. After due and diligent investigation and inquiry, and notwithstanding any assignment without recourse, Correspondent represents and warrants to Chase as follows:

      A. Correspondent is duly organized, validly existing, and in good standing under the laws of the state of its organization and has all qualifications, registrations, licenses, and permits necessary to carry on its business in each state in which Correspondent originates or purchases Loans. Correspondent agrees to provide Chase with copies of all applicable licenses, permits, etc. evidencing compliance with this Section 4.1A upon request. Correspondent has all requisite power, authority and consent to execute, deliver and perform this Agreement. All requisite action has been taken by Correspondent to make this Agreement valid and binding upon Correspondent in accordance with it terms;

      B. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of Correspondent and will not result in: (a) a breach of any term or provision of the charter or bylaws of Correspondent; (b) the breach of any term or provision of, or conflict with, or constitute a default under any agreement to which Correspondent or its property is subject; or (c) the violation of any law, rules, regulation, order, judgment or decree to which Correspondent or its property is subject;

      D. There is no claim, litigation, investigation or proceeding pending or threatened against or otherwise materially adversely affecting Correspondent's business, performance of its obligations under this Agreement and Correspondent has no knowledge of any circumstances indicating that any such suit, investigation or proceeding is likely or imminent;

      E. With respect to any FHA Loan submitted by Correspondent, Correspondent is either approved by FHA to participate in its "direct endorsement" mortgage insurance program, or is an FHA sponsored lender with underwriting performed by Chase; with respect to any VA Loan submitted by Correspondent, Correspondent is either approved to originate and submit Loans to VA for VA approval, approved to underwrite mortgage loans with "automatic authority", or is approved as a VA authorized agent with underwriting performed by Chase. Correspondent is not currently, nor within the one (1) year period preceding the date


   Rev. 4/15/96
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

of this Agreement has it been, subject to any administrative sanctions imposed by FHA and/or VA;

      F. Each of the representations and warranties contained in this Section
4.1 is true and correct upon the execution of this Agreement and upon delivery of any Loan to Chase for purchase.

      Section 4.2 Representations and Warranties Regarding Loans. After due and diligent investigation and inquiry, Correspondent further represents and warrants to Chase that as of the Purchase Date:

      A. Each Loan has been originated by Correspondent and Correspondent has complied with all of its obligations under this Agreement. Correspondent warrants that all Loans under the terms of this Agreement will be originated by the Correspondent, unless specific approval has been granted for third party originations and a Third Party Origination Rider has been executed by Correspondent and Chase;

      B. Correspondent has the authority to sell, transfer, and assign such Loan on the terms herein set forth; there has been no assignment, sale or pledge thereof by Correspondent, (except any pledge required pursuant to a line of credit agreement between Correspondent and its warehouse lender); and as of the Purchase Date, the Loan will be free and clear of liens, claims, security interests, or encumbrances of any type (including, but not limited to any pledge in favor of any warehouse lender);

      C. All Loans purchased by Chase comply with all of the FHA, VA, GNMA, FNMA, FHLMC, Chase, and applicable private investor regulations, requirements, and standards, and all representations and warranties required to be made by sellers therein are hereby made by Correspondent to Chase;

      D. All FHA Loans are fully insurable by FHA and a mortgage insurance certificate will be issued by FHA; all VA Loans are eligible for guaranty by VA and a loan guaranty certificate will be issued by VA; and all Conventional Loans are insurable by private mortgage insurers, when required, and an appropriate certificate or other evidence of such insurance will be issued by the insurer. There are no defenses, counterclaims or rights of set-off affecting the validity or enforceability of any private mortgage insurance, FHA insurance or VA guaranty with respect to the Loan or eligibility of such Loan for insurance or guaranty;

      E. All FHA and VA Loans are eligible for inclusion in pools of mortgages for GNMA, FNMA, or FHLMC mortgage-backed securities;


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

      F. With respect to the Mortgagor, the Property, or the Loan, there are no facts or circumstances that exist which could be reasonably expected to cause private institutional investors to regard the Loan as an unacceptable investment, cause the Loan to become delinquent, or adversely affect the value or marketability of the Loan;

      G. Correspondent has conducted its business and fully complied with all applicable Federal, State, and locals laws, rules, ordinances, and regulations, including, but not limited to: (i) the Federal Truth in Lending Act of 1969, and Federal Reserve Regulation Z thereunder; (ii) the Federal Equal Credit Opportunity Act ("ECOA") and Federal Reserve Regulation B thereunder; (iii) the Federal Fair Credit Reporting Act; (iv) the Federal Real Estate Settlement Procedures Act of 1974 ("RESPA"), and Regulation X thereunder; (v) the Flood Disaster Protection Act of 1973 (as if it were a covered entity and regardless of whether Correspondent is specifically subject to such statute and/or regulations); (vi) the Fair Housing Act; (vii) the Home Mortgage Disclosure Act;
(viii) the Financial Institutions Reform Recovery and Enforcement Act of 1989, all as amended, including all regulations issued pursuant thereto; (ix) any and all licensing requirements for Mortgage Sellers and/or Lenders; (x) requirements as applicable to the Loans of FNMA, FHLMC, GNMA, FHA, and VA; (xi) the requirements of an agency that regulates Correspondent; and (xii) any and all laws, rules, ordinances, and regulations relating to adjustable rate mortgages, negative amortization, and graduated payment mortgages;

      H. The rules, regulations, and all applicable requirements of FHA, VA, and private mortgage insurance companies, hazard insurance companies or other guarantors or insurers have been properly satisfied, including, without limitation, the payment by Correspondent of all mortgage guaranty and insurance premiums and fees as and when due, and the submission by Correspondent of insurance binders within the required time periods; insurance policies are in effect, valid and enforceable, as required by Chase; Correspondent shall make Chase the loss payee of each mortgage guaranty insurance policy, hazard, and flood insurance policy;

      I. The proceeds of the Loan have been fully disbursed, there is no requirement for future advances; the unpaid principal balance is as stated; all costs, fees, taxes and expenses incurred in making and closing the Loan and recording the Mortgage have been paid;

      J. The Mortgage Note and the related Mortgages are genuine, and each is a legal, valid and binding obligation of the Mortgagor(s), enforceable in accordance


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

with its terms. All parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage have been duly and properly executed by the Mortgagor(s); the Mortgage has been duly recorded and no portion of the security has been released; there are no claims, defenses, setoffs or counterclaims, and there is no default and no event has occurred which, with the passage of time or the giving of notice or both, would constitute a default by the borrower with respect to any of the terms of the Note;

      K. The Mortgage has not been satisfied, canceled, subordinated or rescinded; no part of the Property has been released from the lien of the Mortgage; the terms of the Loan have in no way been changed, waived, impaired or modified, except for loan adjustments made in compliance with the Mortgage Note and applicable regulatory requirements; no waiver of any default, breach, violation or event of acceleration has occurred; and the Loan is current and not in default;

      L. No representation, warranty or written statement made by Correspondent in this Agreement, nor any application, documentation, schedule, exhibit, statement, or certificate furnished to Chase by Correspondent contains any untrue statement of material fact or fails to state any material fact which could render such statement misleading. All information contained in the Credit File or Loan File is true, complete and accurate; Correspondent is not aware of any fact not set forth in the Credit File or Loan File which Chase might reasonably consider to be adverse to the approval of the loan, or would make the Loan ineligible for sale in the secondary market;

      M. A title insurance commitment or a title insurance policy has been issued by a title insurer, acceptable to Chase (as set forth in the Chase Correspondent Manual), insuring Correspondent, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Note (including any amortization or adjustable rate features of the Mortgage). The policy may include only such exceptions as Chase deems acceptable in its sole discretion or provide endorsements insuring over such exceptions provided such endorsements are acceptable to primary secondary market agency investors (FNMA, FHLMC, GNMA); the named insured shall be "Correspondent, its successors and assigns"; Correspondent has not by act or omission, done anything which would impair the title insurance policy coverage;

      N. Any assignment of the Loan from Correspondent to Chase as been duly authorized and is valid and sufficient, and all consents and approvals to such


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

assignment have been obtained, including in the case of cooperatives, the consent of the cooperative corporation;

      O. All documents prepared by Correspondent are genuine, accurate, and complete and, as applicable, meet the requirements and specifications established by FNMA, FHLMC, GNMA, FHA and VA, Chase Correspondent Manual, and this Agreement;

      P. There is in force such flood insurance policy as is required under the Flood Disaster Protection Act of 1973, as amended, and its implementing regulations regardless of whether Correspondent is specifically subject to such statute or regulations;

      Q. The improvements on the Property securing each Loan are covered by hazard insurance policies issued by an insurer acceptable to Chase; (i) in an amount which, except where limited by applicable law to a lesser amount, is equal to the outstanding principal balance of the Loan or eighty percent (80%) of the insurable value of the improvements, whichever is greater; (ii) of a type substantially in the form of an at least as protective as the fire and extended coverage contained in the "New York" loss mortgagee clause (also known as "standard" or "union" loss mortgagee clause), which provides that Correspondent's hazard insurance is not invalidated by acts of the Mortgagor, and (iii) containing suitable provisions for payment of all present and future loans on the Property in order or precedence; the Property has not been damaged so as to adversely affect its value;

      R. No mortgage brokers or other consultants or finders were consulted or contacted in connection with or in bringing about the Mortgage or this mortgage sale transaction, that would be due a fee;

      S. All taxes, governmental assessments, insurance premiums, water, sewer, municipal charges, leasehold payments, ground rents, home owners association dues and other charges, have been paid; and all funds paid or due to be paid have been paid and delivered to Chase in connection with any escrow accounts created on the Closing Date.

      T. There is no proceeding pending for the total or partial condemnation of the Property and the Property is undamaged by waste, fire, flood or other casualty;


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

      U. The Mortgage Note and the Mortgage are not subject to any right of rescission, setoff, counterclaim or defense, nor has any such right been asserted with respect thereto;

      V. The actual loan-to-value ratio of each Loan does not exceed the maximum amount permitted under Chase Correspondent Manual; the appraisal prepared in connection with each Property provides an accurate estimate of the bona fide market value of such Property and was prepared by a licensed Real Estate Appraiser, acceptable to Chase (as set forth in the Chase Correspondent Manual), with no direct or indirect interest in the Property

      W. The Mortgage Note contains the lesser of the maximum late charge permitted by the state where the Loan was originated and the maximum late charges permitted by the applicable agency;

      X. Appropriate escrow amounts for property taxes and insurance were collected from the borrowers in conformity with RESPA and any similar state laws that apply (unless expressly waived by Chase). There are no payments which are unpaid including, but not limited to taxes, ground rents, water charges, sewer rents, assessments, including any assessments payable in future installments, or other outstanding charges affecting the lien of the Mortgage.

      All of the representations and warranties set forth in Article IV shall survive and continue in force for the full remaining life of the Loan and area made for the benefit of Chase and its successors and assigns.

      Section 4.3 Covenants of Correspondent. Correspondent covenants and agrees with Chase as follows:

      A.    Correspondent shall notify Chase immediately of:

            (i) any material changes in its ownership, financial condition, or principal management;

            (ii) any audits, examinations, or reviews by FHA or VA, including any administrative sanctions imposed upon Correspondent;

            (iii) if following the sale of any Loan to Chase, Correspondent becomes aware of any fact or circumstance regarding any Loan of


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

            which would have caused the Loan to be ineligible for sale to Chase if known prior to such sale;

      B. Correspondent shall timely deliver to each applicant a completed Regulation Z disclosure statement, Good Faith Estimate of Closing Costs, federally mandated fixed rate, or ARM disclosure and HUD booklets. Correspondent shall be responsible for compliance with aggregate accounting requirements relating to escrow account statements and escrow accounting procedures mandated by RESPA. Correspondent shall also be responsible for compliance with ECOA concerning notification of adverse action to an applicant whose Loan Package Chase does not accept (Chase may, at its option, deliver notice of adverse action to Correspondent for further delivery to applicant). Correspondent shall comply with Regulation Z concerning return of all monies paid by the applicant to Correspondent should the applicant rescind and Correspondent shall not seek reimbursement from Chase for such refund.

      C. Correspondent shall deliver evidence, in a form satisfactory to Chase, of such compliance, including, but not limited to, copies of any notice or disclosure form furnished to an applicant.

      D. Correspondent utilizes only licensed Real Estate Appraisers that meet the requirements set forth in the Chase Correspondent Manual, and whose approval and appointment is made in compliance with the regulations and standards contained in the Financial Institutions Reform Recovery and Enforcement Act or, in the case of FHA or VA Loan Packages, by appraisers approved by FHA or VA, respectively.

      E. At all times during the term of this Agreement, Correspondent shall maintain a complete set of files and records of all business activities and operations conducted by Correspondent in its capacity as loan correspondent of Chase. Such files and records shall be maintained in a neat, orderly and organized manner. For a period of not less than twenty-five (25) months from and after the date of termination or expiration of this Agreement, Correspondent shall continue to maintain all such files and records at a reasonably accessible location. Alternatively, Correspondent may deliver to Chase all such files and records. At all times during the term of this Agreement and at all times during the twenty-five (25) month period following expiration or termination of this Agreement, Chase, its duly authorized agents, representatives and employees, any necessary party involved in any public offering (such as rating agencies) and federal and state regulatory agencies which supervise Chase shall have a right, upon reasonable notice, to audit, inspect and copy


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

any of the foregoing records, reports, files, and related materials of Correspondent, and Correspondent shall cooperate and assist in any such audit or inspection.

      F. Within one hundred twenty (120) days following the end of each fiscal year of Correspondent, Correspondent shall deliver to Chase financial statement of Correspondent covering such fiscal period including a balance sheet as of the end of such fiscal year, an income statement for such fiscal year, and related statements of changes in financial position and shareholders equity for such fiscal period setting forth in each case in comparative form, figures for the previous fiscal year, all in reasonable detail and, unless otherwise agreed by Chase, such financial statements shall be audited and certified by an independent firm or certified public accountants. In addition, if required from time to time by Chase, within forty-five (45) days following the end of each quarterly period of the fiscal year of Correspondent, Correspondent shall deliver to Chase unaudited financial statements of Correspondent for such quarterly period, including a balance sheet, an income statement setting forth in each case, in comparative form, figures for the same quarter of the previous fiscal year, all in reasonable detail, which statement shall be certified by the chief financial officer of Correspondent as fairly representing the financial condition and result so operations of Correspondent as of and for such quarterly period. Correspondent shall also provide any additional information reasonably requested by Chase, from time to time, including, but not limited to, proof of adequate licensing and bonding.

                                    ARTICLE V
                      Remedies/Repurchase/Indemnification.

      Section 5.1 Breach of Representation of Warranty. Upon discovery of a breach of any of the representations and warranties set forth in Section 4.1, or 4.2, or of the covenants set forth in Section 4.3, the party discovering such breach shall give written notice to the other. Correspondent shall have sixty
(60) days following its discovery or its receipt of notice of any such breach, to cure such breach to the reasonable satisfaction of Chase. If in the reasonable judgment of Chases such breach cannot be cured within such sixty (60) day period, or is incapable of being cured, Correspondent shall, at the request of Chase, proceed to repurchase the affected Loan at the related Repurchase Price.

      Section 5.2 Repurchase of Loans by Correspondent. Upon the occurrence of any of the following events, Correspondent agrees to immediately repurchase the related Loan (or Property, if title thereto is held by Chase), at the Repurchase
Price:


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

      A. Correspondent fails to provide all of the documentation required by Chase and/or fails to satisfy all other requirements of this Agreement within one hundred twenty (120) days following the Purchase Date. Such date shall be extended to a date one hundred and eighty (180) days following the Purchase Date for documents sent out for recording, but not yet returned due to delays solely within the applicable recording office;

      B. With regard to FHA or VA Loans, Correspondent fails to submit an FHA Mortgage Insurance Certificate ("MIC"), or a VA Loan Guaranty Certificate ("LGC") within one hundred and twenty (120) days following the Purchase Date;

      C. With regard to FHA or VA Loans, in the reasonable judgment of Chase, the related MIC or LGC cannot be obtained, or any required private mortgage insurance or guaranty, lapses, is rescinded, or claim thereon is denied or not paid (except for the negligence of Chase);

      D. Chase repurchases any Loan previously conveyed, transferred, or assigned by Chase to any third party due to defects which existed prior to, or arose as a result of an occurrence on or before the Purchase Date;

      E. The Loan File or Credit File contains any Fraudulent Document regardless of whether or not such Loan is delinquent.

      For any Loan which is incapable of being repurchased due to inclusion in a GNMA pool, Correspondent agrees to comply with the procedures set forth in the Correspondent Eligibility Section of the Chase Correspondent Manual.

      Section 5.3 Reconveyance of Loan following repurchase by Correspondent.

      Upon repurchase by Correspondent, Chase will endorse the Mortgage Note without recourse and execute a recordable assignment of the Mortgage and reasonably cooperate in the transfer of the Loan and all information relating thereto to the Correspondent.

      Section 5.4 Indemnification. Correspondent hereby agrees to indemnify, save, and hold harmless Chase, its successors and assigns, from and against any and all losses, damages, fines, costs or expenses of any nature, including loss of marketability and attorney's fees and costs, resulting from breach of any representation or warranty, covenant or agreement, made by Correspondent. This indemnification shall survive any termination or cancellation of this Agreement.


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

      Section 5.5 Early Payment Default. With respect to Loans underwritten by Correspondent under Correspondent's Chase approved delegated underwriting authority, or by Correspondent's agency approved delegated underwriter, and which Loans have not been underwritten by Chase prior to purchase, if such Loan is subject to a payment default on any of the first three (3) scheduled monthly payments due Chase and such default is not cured for one hundred and twenty
(120) days following such default, then Correspondent shall: (a) pay Chase $2,500 for FHA or VA Loans, or $1,000 for Conventional Loans, as reimbursement for administrative expenses; (b) return any servicing release premium paid to Correspondent in reference to such Loan; and (c) if the Loan is uninsured by HUD certificate, VA guaranty or private mortgage insurance, repurchase and reconvey the Loan in accordance with Sections 5.2 and 5.3 of this Agreement.

      Section 5.6 Remedies not Exclusive. The remedies set forth in this Article V, in other sections of this Agreement, and in the Chase Correspondent Manual, are in addition to and not to the exclusion of any and all rights and remedies available to Chase at law or in equity including specific performance.

                                   ARTICLE VI
                          Termination of this Agreement

      Section 6.1 Conditions of Termination. This Agreement may be terminated, as to the future submission of Loans, by either party upon fifteen (15) days written notice. If prior to the effective date of termination, a rate and rate reservation period has been given by Chase to Correspondent, or Correspondent has transmitted a Credit File or Loan File, or any part thereof, to Chase, then Chase shall accept assignment of the loan provided such Loan conforms to Chase's customary underwriting and origination guidelines, and Chase did not terminate this Agreement for cause. Notwithstanding any termination of this Agreement, the representations and warranties, covenants, agreements, and obligations of Correspondent, including but not limited to, its continuing responsibility to promptly supply Chase with outstanding documentation regarding Loans previously submitted for approval, and its obligation to repurchase Loans and to Indemnify Chase as provided herein shall remain in full force and effect.


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

                                   ARTICLE VII
                            Miscellaneous Provisions

      Section 7.1 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and any permitted assignees. Correspondent may not assign, or delegate any of its rights, duties, and/or obligations hereunder without the written permission of Chase which may be withheld in its sole discretion. A change in ownership, merger, or consolidation of Correspondent shall be considered an assignment for purposes of this Agreement. Chase may assign this Agreement to any affiliate without consent.

      Section 7.2 Relationship between Parties. No exclusive relationship between Correspondent and Chase shall result from this agreement. Correspondent is an independent contractor and nothing herein shall be construed to make Correspondent a partner, joint venture, employee or agent of Chase. Correspondent shall not make any statement which leads any third party to reasonably believe that it is an agent of Chase, and shall have no authority to bind or make any representations on behalf of Chase. Correspondent shall not use or refer to Chase's name in any form of advertising, written materials or circulars except as may be required by law.

      Section 7.3 No Third Party Benefits. This Agreement is made for the express benefit of Correspondent and Chase, not for the benefit or interest of any others persons or entities, and accordingly, no third party shall obtain or acquire any rights or interest in this Agreement or by reason of the performance or failure of performance of either of the parties hereto or of their respective rights, privileges, duties or obligations arising hereunder.

      Section 7.4 Entire Agreement. This Agreement, any addendum(s) attached hereto and executed by all parties, and the Chase Correspondent Manual constitute the entire understanding of the parties regarding the subject matter hereof. Any additions, changes, amendments or modifications of this Agreement must be in writing and executed by an authorized officer of Chase. The invalidity of any portion of this Agreement shall not affect the remaining provisions.

      Section 7.5 Notice. Any notice required to be given to a party hereto under the provisions of this Agreement must be in writing and delivered either personally, by telecopy transmission, or by certified mail to the other party at the addresses indicated herein above.


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

      Section 7.6 Non-Solicitation. Correspondent covenants and agrees that it will not take any action, or cause any action to be taken by any of its agents, contractors, employees or affiliates, to solicit the prepayment of, refinance of, or any alteration in payment procedures to terms of any Loan sold to Chase under the terms of this Agreement. The preceding statement shall not preclude Correspondent from engaging in general advertising or from serving the refinance needs of a Mortgagor who, without solicitation in violation of this Section 7.6, contacts Correspondent in connection with the refinance of such Mortgagor's Loan.

      Section 7.7 Resolutions/Recertification. Prior to the execution of this Agreement, Correspondent shall provide a resolution from its board of directors, authorizing the individual signing this Agreement to enter into this Agreement on behalf of Correspondent and authorizing specific individuals who may either
(i) enter into Commitments and/or assign and transfer Mortgage Loan documents or
(ii) appoint other individuals to enter into Commitments and/or assign and transfer Mortgage Loan documents. Correspondent acknowledges that it will be required to recertify certain information annually to Chase and agrees to supply any and all information reasonably requested by Chase to accomplish such recertification.

      Section 7.8 Governing Law. This Agreement and the interpretation of its terms shall be governed by the laws of the State of New Jersey without giving effect to its principles of conflicts of law. THE PARTIES WAIVE THEIR RIGHTS TO A JURY TRIAL IN ANY ACTION UNDER THIS AGREEMENT.

      Section 7.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which, taken together, shall be deemed to be one Agreement.

      Section 7.10 Limited Power of Attorney. Correspondent irrevocably appoints Chase as its attorney-in-fact for the limited purpose of permitting Chase to:
(a) endorse any check, draft or other instrument in its possession which is made payable to Correspondent but which is due to Chase under the terms of this Agreement, and (b) endorse Mortgage Notes to Chase and prepare Assignments of Mortgages in its possession.

      Section 7.11 Confidentiality. Correspondent shall not, at any time during or following termination of this Agreement, regardless of the manner, reason, time of cause of such termination, directly or indirectly disclose or furnish to any person not entitled to receive the same for the immediate benefit of Chase (except to the extent


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

actually required in connection with any litigation between parties arising out of this Agreement or by applicable law), any trade secrets or confidential information including, but not limited to, information related to Chase business operations, credit policies, procedures, customers and the Chase Correspondent Manual.

      Section 7.12 Attorney Fees. In connection with any litigation or court proceeding arising out of the enforcement of this Agreement, Chase shall be entitled to recover from Correspondent, all cost incurred, including attorneys' fees incurred for services rendered before suit is brought, prior to trial, at trial, or appeal, or in federal bankruptcy proceedings.

      Section 7.13 Set-off. Correspondent agrees that Chase may, at its option, deduct from any payment due Correspondent, any monies paid by Chase on behalf of Correspondent, or due to Chase based upon Correspondent's failure to perform under the terms of this Agreement, the Chase Correspondent Manual and/or any related documentation.


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

      IN WITNESS WHEREOF, Chase and the Correspondent have caused this Correspondent Origination and Sales Agreement to be executed as of the date and year first above written.


                                     CHASE MANHATTAN MORTGAGE CORPORATION

                                     By:
                                         -------------------------------------

                                     Title:
                                            ----------------------------------

                                     CORRESPONDENT

                                     Michael Strauss, Inc. dba American
                                     Home Mortgage dba American Brokers Conduit
                                     -----------------------------------------
                                     [Name of Business]

                                     By:
                                         -------------------------------------

                                     Title: President
                                            ----------------------------------

FORM OF BUSINESS ORGANIZATION [Circle One] [Corporation, Partnership, Proprietorship]


   Rev. 4/15/96

[LOGO] CHASE

                         THIRD PARTY ORIGINATION RIDER

THIS THIRD PARTY ORIGINATION RIDER is made this 2nd day of November, 1995 and is incorporated into and shall be deemed to amend and supplement the Correspondent Agreement ("Agreement") dated July 8, 1994 by and between American Home Mortgage ("Seller") and Chase Manhattan Mortgage Corporation ("Buyer"). All capitalized terms used in this Rider that are not otherwise defined herein shall have the same meanings assigned to them in the Agreement

I. THIRD PARTY ORIGINATION REPRESENTATIONS, WARRANTIES AND COVENANTS. In addition to the representations, warranties and covenants made in the Agreement, Seller and Buyer further represent, warrant, and covenant as follows:

      A. Notwithstanding anything to the contrary in the Agreement (or in the CMMC Manual), Seller may offer for sale and transfer to Buyer Loans which have been solicited, procured, packaged, processed or otherwise originated by a third party originator (hereinafter called "Third Party Originator"), provided such Loans otherwise conform to the terms and conditions of the Agreement. Nothing in this Agreement or the CMMC Manual shall obligate Buyer to purchase Loans offered for sale to it by Seller, and Buyer reserves the right to reject any Loan offered to it by Seller for any reason whatsoever, including but not limited to the identity of the Third Party Originator. (See Specific Limitations in paragraph III)

      B. Seller and Third party originator shall comply with any and all special bulletins, notices, instructions, or CMMC Manual provisions issued by Buyer from time-to-time and governing the submission of loans contemplated by this Rider and shall sell only Loans that are eligible for purchase by Buyer in accordance with the requirements of the CMMC Manual.

      C. The Agreement, as amended by this Rider, is made and entered into for the express benefit of Seller and Buyer, not for the benefit or interest of any Third Party Originator, or any other persons or entities whomever, and accordingly, no third party shall obtain or acquire any rights or interest in the Agreement or by reason of the performance or failure of performance of either of the parties hereto or of their respective rights, privileges, duties or obligations arising hereunder.

      D. Seller hereby irrevocably assigns to Buyer all of its rights, remedies, indemnities and causes of action arising out of or in connection with Seller's agreements, contracts, understandings, or other dealings with any Third party Originator regarding any loan sold and transferred to Buyer pursuant to this Rider.

      E. It is understood and agreed that the representations and warranties set forth in this Rider survive the sale and delivery of the Loans to Buyer and shall insure to the benefit of Buyer and all future assignees thereof, notwithstanding any restrictive or qualified endorsement on any related mortgage Note or assignment.

      F. It is understood and agreed that all representations and warranties of Seller in the Agreement and/or this Rider made directly from Seller to Buyer also shall be deemed to constitute representations and warranties by Seller regarding each Third Party Originator as if such Third Party originator was the Seller hereunder. It being understood and agreed that Seller shall bear the risk of the proper performance and/or involvement of Third Party Originator as if the Third party Originator was the Seller, irrespective of Seller's knowledge of activities of the Third Party Originator, the Mortgagor, or otherwise.

      G. No fee, commission, kickback or tangible or intangible compensation of any kind or nature whatsoever has been or will be received or retained by Seller, or to Seller's knowledge, by any other person, firm, or entity, in connection with any Loan or Loans offered for sale pursuant hereto, except such fees as shall be permissible by applicable law.

      H. The decision to enter into and complete arrangements, agreements, understanding, and contracts with other financial institutions, mortgage bankers, mortgage brokers, loan brokers, real estate brokers and others for or with respect to the solicitation, procurement, packaging, processing, origination, closing and/or purchase or sale of Loans has been solely within the discretion of Seller and done without the consent, advice or agreement of Buyer.

      I. Seller and its Third Party Originators have complied with (i) the requirements of the CMMC Manual, including any related special bulletins, notices and instructions issued by Buyer, and (ii) all applicable federal and state laws, rules, regulations and licensing requirements, including those governing their operations and the Loans.

II. TERMINATION OF THIS RIDER This Rider may be terminated, as to the future submission of Loans, by either party upon written notice of termination, and such termination shall not terminate the underlying Agreement unless expressly stated in the notice.

      Notwithstanding the foregoing, this Rider shall terminate immediately upon the revocation, cancellation, or other termination of the underlying Agreement.

      Other than as described in Article VI of the Agreement, Buyer shall not accept assignment of any Loans after the effective date of termination.

III. Specific Conditions of this rider:
      1.    All loans to be table funded, and/or closed in seller's name.
      2.    Third party originations will be limited to conventional loans only.
      3. Third parties will not do delegated underwriting on conventional loans.
      4. Seller will verify the current employment of all loan applicants prior to delivery of loan to CMMC for purchase.
      5. For all self employed applicants and other applicants relying on tax returns for income qualification, Seller will confirm the integrity of the tax return(s) copies with IRS or an independent income tax verification service, prior to delivery of loan to CMMC for purchase.
      6.    Company to maintain a minimum net worth of $500,000.
      7.    Personal guaranty of Michael Strauss.

      BY SIGNING BELOW, Seller and Buyer and accept and agree to the terms and provisions contained in this THIRD PARTY ORIGINATION RIDER.

AMERICAN HOME MORTGAGE                     CHASE MANHATTAN MORTGAGE CORP.
(Seller)

By: /s/ Michael Strauss                    By:
   --------------------------                 ------------------------

Title: President                           Title:
       ----------------------                    ---------------------

[LOGO] CHASE

     DELEGATED UNDERWRITING ADDENDUM TO CORRESPONDENT ORIGINATION AND SALES
                                    AGREEMENT

This Delegated Underwriting Addendum to Correspondent Origination and Sales Agreement ("Addendum") is entered into this 8th day of July, 1996, by and between CHASE MANHATTAN MORTGAGE CORPORATION ("Chase"), its successors and assigns, and Michael Strauss, Inc. dba American Home Mortgage dba American Brokers Conduit ("Correspondent").

Chase and Correspondent have entered into that certain Correspondent Origination and Sales Agreement ("Agreement") dated July 8th, 1996, pursuant to which Chase has agreed to purchase residential loans secured by 1 - 4 family, residential properties ("Loans"), from Correspondent according to the terms and conditions contained therein.

Pursuant to Chase Correspondent Manual (as defined in the Agreement), Loans may be underwritten by Correspondent ("Delegated Underwriting"), provided Correspondent has been given express written authorization by Chase. Correspondent desires to submit Loans to Chase underwritten under Delegated Underwriting authority, and as an inducement for Chase to grant Correspondent such authority, Correspondent is willing to enter into this Addendum.

NOW THEREFORE, in consideration of the mutual promises, covenants, and agreements set forth herein, Correspondent and Chase agree as follows:

1. Definitions. All capitalized terms not defined herein shall have the same meaning as set forth in the Agreement, and/or the Chase Correspondent Manual.

2. Grant of Authority. Chase hereby grants Delegated. Underwriting Authority to those underwriters of Correspondent set forth on Exhibit A ("Delegated Underwriters") which may be amended from time to time by Chase. Chase agrees that so long as Correspondent's Delegated Underwriters's Delegated Underwriting Authority remains in effect, Chase shall purchase Loans originated and underwritten by Correspondent's Delegated Underwriters, in accordance with the terms and conditions set forth in the Agreement, the Chase Correspondent Manual, and this Addendum.

3. Representations and Warranties. In addition to Correspondent's representations and warranties contained in the Agreement, Correspondent further represents and warrants to Chase as follows:

            3.1 Correspondent has a net worth not less than Five Hundred Thousand Dollars ($500,000) as reflected by Correspondent's most recent audited financial statements produced in accordance with Generally Accepted Accounting Principles and provided to Chase.

            3.2 Correspondent has furnished Chase with all documents set forth on the Delegated Underwriting Transmittal Checklist for each Loan.

            3.3 [Language re Chase approved appraisers]

4. Covenants. In addition to Correspondent's covenants contained in the Agreement, Correspondent further covenants and agrees as follows:

            4.1 Chase shall have the right to perform post-purchase reviews of all Loans and to request any additional documentation to ensure compliance with FNMA, FHLMC, or Chase underwriting guidelines;

            4.2 Correspondent shall maintain Errors and Omissions Insurance and/or a blanket Fidelity Bond in an amount not less than Three Hundred Thousand Dollars ($300,000), with insurers acceptable to Chase. (A copy of such insurance policy/bond attached hereto as Exhibit B);

            4.3 Correspondent shall immediately notify Chase of any change in the status of employment of any of Correspondent's Delegated Underwriters.

5. Indemnification. Correspondent shall indemnify, save, and hold harmless Chase, its successors and assigns from any and all loss, fines, costs, damages, and expenses (including attorney and professional fees) of Chase resulting from:

            5.1 Any obligation of Chase to repurchase any Loan or any Property held as security for any Loan arising from any defect or omission in any Loan underwritten by Correspondent, including but not limited to any defects or omissions in the appraisal;

            5.2 The failure by the related Mortgagor to make any of the first three (3) monthly payments due Chase which remain unpaid for one hundred twenty
(120) days; Correspondent shall: (a) pay Chase $1,000 as reimbursement for administrative expenses; (b) return any servicing release premium paid to Correspondent in reference to such Loan; and (c) if the Loan is uninsured by private mortgage insurance, repurchase the Loan in accordance with Sections 5.2 and 5.3 of the Agreement;

            5.3 Correspondent's breach of any representation or warranty contained in this Addendum or in the Agreement.

6. Termination. The Delegated Underwriting Authority contained in this Addendum may be terminated by Chase, for any reason, and in Chase's sole discretion, upon written notice.


Rev. 4/15/96                                                              Page 2

Termination shall be effective as to all Loans submitted to Chase on or after such notice of termination.

7. Miscellaneous. This Addendum may not be assigned by Correspondent and is binding upon Correspondent, and its successors.

IN WITNESS WHEREOF, Correspondent and Chase have executed this Delegated Underwriting Addendum as of the date first above written.


                       CHASE MANHATTAN MORTGAGE CORPORATION

                       By: /s/ Rebecca L. Carraher
                           --------------------------------------

                       Title: Rebecca L. Carraher, A.V.P.
                              -----------------------------------


                       CORRESPONDENT
                       Michael Strauss, Inc. dba American
                       Home Mortgage dba American Brokers Conduit
                       ------------------------------------------
                                                        [Name of Business}

                       By: /s/ Michael Strauss
                           --------------------------------------

                       Title: President
                              -----------------------------------


Rev. 4/15/96                                                              Page 3